EXHIBIT 99.2

Siebel Systems, Inc. Names George T. Shaheen as Chief Executive Officer

SAN MATEO, Calif. - April 13, 2005 - The Board of Directors of Siebel Systems, Inc. (NASDAQ: SEBL) today announced the appointment of veteran industry technology leader George T. Shaheen as the company’s Chief Executive Officer, effective immediately.

Mr. Shaheen, 60, who has been a member of the Siebel Systems Board of Directors since 1995, succeeds J. Michael Lawrie. The Board and Mr. Lawrie agreed mutually that he would resign the position.

Speaking on behalf of the entire Board of Directors, Chairman Thomas M. Siebel said, “George Shaheen is a technology leader who demonstrated as CEO of Andersen Consulting (now Accenture), one of the world’s foremost global technology consulting organizations, his ability to build strong customer value and consistently meet or exceed financial expectations while developing a global brand. In his 10 years as CEO of Andersen, George achieved extraordinary results, steadily driving revenue from $1 billion to more than $9 billion.”

Mr. Siebel added, “George is the logical choice to take Siebel Systems to the next level of success and deliver strong and consistent results. George is a seasoned executive who knows our industry well. He has a proven track record of leadership. And as a long-time member of the Board, he is intimately familiar with our company’s customers, markets, products and management. It would be hard to imagine someone more qualified to lead Siebel Systems forward.”

“The Board greatly appreciates Mike Lawrie’s professionalism and his diligent service to the company,” Mr. Siebel continued. “We respect Mike and wish him the best for the future.”

Mr. Shaheen said, “I am enthusiastic about this challenge, because I believe Siebel Systems is a great company with all the ingredients it needs to succeed - world-class people, outstanding partners, best-in-class products, a solid financial foundation and a strong customer base. I intend to focus relentlessly on execution. I plan to further develop our strategy to leverage our position as the leader in CRM and customer-facing applications, in order to deliver extraordinary value to our customers. I am confident that we will improve performance and deliver strong, consistent results for our stockholders.”

Looking to the future, Mr. Shaheen added, “The front office market opportunity is huge - estimated at $100 billion a year - and still largely untapped. We have the people, the product leadership and the customer delivery vision to capture it, and now we need to be unrelenting in our focus on execution. I look forward to working closely with the entire senior management team and the Board to get the job done.”

Mr. Shaheen will continue to serve as a Director of the company, with Mr. Siebel continuing to serve as Chairman of the Board.

About Siebel Systems

Siebel Systems is the world’s leading provider of customer-facing solutions that deliver demonstrable business results and long-term competitive advantage. Siebel Systems’ multichannel offerings allow organizations to intelligently manage and coordinate all customer interactions across the Web, contact center, field sales/service force, branch/retail network, and indirect and partner distribution channels. Siebel solutions draw upon the company’s best-in-class capabilities in customer relationship management (CRM), business intelligence, and customer data integration and can be deployed as licensed software or as a hosted service. Siebel solutions are tailored to the unique needs of 23 industries and incorporate industry-specific business processes, best practices, and business insight. They are the product of more than $2 billion in R&D investments and reflect over 11 years of experience with more than 4,000 organizations. Together with its extensive global network of alliance partners, Siebel provides the people, process, and technology expertise critical in driving business value from the deployment of customer-facing solutions. Over 3 million users worldwide in organizations of all sizes depend on Siebel solutions to deliver dramatic improvements in how they identify, acquire, retain, and serve customers.

Media Contact:

Steve Diamond
Tel: (650) 477-4743
Email: Steve.diamond@siebel.com

For more information on Siebel Systems solutions and services, please visit our Web site:
CRM — http://www.siebel.com/crm;

OnDemand Solutions — http://www.crmondemand.com;
Industry CRM — http://www.siebel.com/industry-crm;
Call Center & Service — http://www.siebel.com/call-center;
Sales Force Automation — http://www.siebel.com/sales-force-automation;
Marketing Automation — http://www.siebel.com/marketing-automation;
Business Intelligence — http://www.siebel.com/business-intelligence;
Integration Solutions — http://www.siebel.com/integration-solutions;
CRM Services — http://www.siebel.com/crm-services.

Except for the historical information contained herein, this press release contains forward-looking statements that involve risk, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, future operating results of Siebel Systems may differ from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements about expected financial results; any statements of the plans, strategies and objectives of management; any statements regarding future economic conditions or performance; any statement regarding the markets in which Siebel Systems operates; any statements regarding management and the organizational structure; any statements of expectation or belief; and any statement of assumptions underlying any of the foregoing. These risks, uncertainties and assumptions include risks associated with customer relations; significant current competition and the need to continue to expand product distribution and services offerings; the development, performance and market acceptance of products and services; macroeconomic and geopolitical trends and events; and potential disruptions in relationships with customers, suppliers and partners resulting from management transition. Further information on potential factors that could affect the financial results of Siebel Systems are included in Siebel Systems’ Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on March 11, 2005. Siebel Systems assumes no obligation to update the information in this press release.